Exhibit 23.4

July 26, 2011

Dr. Juan José Suarez Coppel

Director General

Petróleos Mexicanos

Avenida Marina Nacional No. 329

Colonia Petróleos Mexicanos,

Torre Ejecutiva, Piso 41

11311 México, D.F. Mexico

Dear Dr. Suárez Coppel:

We hereby consent to (a) all references to our firm as set forth under the heading “Experts” in the Registration Statement on Form F-4 filed by Petróleos Mexicanos (the “Form F-4”); (b) all references to our firm as set forth under the heading “Item 4 – Information on the Company – Business Overview – Exploration and Production” in the Annual Report on Form 20-F of Petróleos Mexicanos for the year ended December 31, 2010 (the “Form 20-F”) incorporated in the Form F-4 by reference; and (c) the incorporation by reference in the Form F-4 of our report describing our review of the estimates of proved oil, condensate, natural gas, and oil equivalent reserves owned by the United Mexican States (“Mexico”) as of January 1, 2011, for 276 fields located onshore in and offshore from Mexico in the Northern Region, which report was originally filed as Exhibit 10.2 to the Form 20-F. The estimates included in our report were prepared in accordance with the reserves definitions of Rules 4-10(a) of Regulation S-X of the United States Securities and Exchange Commission.

/s/ RYDER SCOTT COMPANY, L.P.
RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

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